EXHIBIT 3.51

FILING FEE: $75.00
BY: LIONEL SAWYER & COLLIN
50 W. LIBERTY ST. #1100
RENO, NV 89505
(STAMP)
ARTICLES OF INCORPORATION
OF
RAMADA STATION, INC.
6136-86
     The undersigned natural persons acting as incorporators of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt the following Articles of Incorporation.
ARTICLE 1
NAME
     The name of the Corporation is Ramada Station, Inc.
ARTICLE 2
PERIOD OF DURATION
     The period of duration of the Corporation is perpetual.
ARTICLE 3
PURPOSE
     The purpose for which the Corporation is organized is to engage in any lawful activity.
ARTICLE 4
AUTHORIZED SHARES AND ASSESSMENT OF SHARES
     Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Capital Stock with a par value of $1.00 per share.
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     Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.
     Section 4.03 Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Capital Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.
ARTICLE 5
PRINCIPAL OFFICE AND INITIAL RESIDENT AGENT
     Section 5.01 Principal Office. The address of the principal office of the Corporation is 1700 Valley Bank Plaza, 300 South Fourth Street, Las Vegas, Clark County, Nevada 89101.
     Section 5.02 Initial Resident Agent. The name of the initial resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is at the above address, is LIONEL SAWYER & COLLINS.
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ARTICLE 6
DATA RESPECTING DIRECTORS
     Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.
     Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of three (3) members, who need not be residents of the State of Nevada or shareholders of the Corporation.
     Section 6.03 Names and Addresses. The names and post office addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

Name	Post Office Address
Patty L. Weyant	P. O. Box 2610
Reno, NV 89505

Stephanie Maldonado	P. O. Box 2610
Reno, NV 89505

Shirley C. Stricker	P. O. Box 2610
Reno, NV 89505
     Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.
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ARTICLE 7
DATA RESPECTING INCORPORATORS
     The names and post office addresses of the incorporators of the Corporation are as follows:

Name	Post Office Address
Patty L. Weyant	P. O. Box 2610
Reno, NV 89505

Stephanie Maldonado	P. O. Box 2610
Reno, NV 89505

Shirley C. Stricker	P. O. Box 2610
Reno, NV 89505
EXECUTED this 29th day of August, 1986.
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STATE OF NEVADA	)
	)	SS:
COUNTY OF WASHOE	)
     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Nevada, do hereby certify that on this day personally appeared before me Patty L. Weyant, Stephanie Maldonado, and Shirley C. Stricker, who, being by me first duly sworn, declared that they are the incorporators referred to in Article 7 of the foregoing Articles of Incorporation, and that they signed these Articles of Incorporation as incorporators of the Corporation and that the statements contained therein are true.
     WITNESS my hand and Notary Seal this 29th day of August, 1986.

(STAMP)	(ILLEGIBLE)

Notary Public
(ILLEGIBLE)
(STAMP)
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